                                                                     EXHIBIT 4.2




                             AMENDMENT NO. 2 TO THE

                                U.S. $100,000,000

                       364-DAY REVOLVING CREDIT AGREEMENT




                                        Dated as of April 12, 1996

                  AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among Rayonier Inc., a North Carolina corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of April 14, 1995, as amended as of June 16, 1995 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower, and the Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) The definition of "Termination Date" in Section 1.01 of the Credit Agreement is amended in full to read as follows:

                           "'Termination Date' means the earlier of (a) subject
                  to the provisions of Section 8.10, April 11, 1997 and (b) the date of termination in whole of the Commitments pursuant to
                  Section 2.06 or 6.01.".

                  (b) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is amended in full to read as follows:

                         "'Applicable Margin' means, as of any date, a
                  percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                                                       Applicable Margin for
                         Public Debt Rating            Eurodollar Rate
                         S&P and Moody's                  Advances
                         ---------------                  --------
                           Level 1
                           -------
                           BBB+/Baa1                       .2550%
                           or above

                           Level 2
                           -------
                           BBB/Baa2                        .2600%

                           Level 3
                           -------
                           Less than                       .3000%"
                           BBB/Baa2

                  (c) The definition of "Applicable Percentage" in Section 1.01 of the Credit Agreement is amended in full to read as follows:

                           "'Applicable Percentage' means, as of any date, a
                  percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                      Public Debt Rating                Applicable
                        S&P and Moody's                 Percentage
                        ---------------                 ----------
                           Level 1
                           -------
                           BBB+/Baa1                        .0700%
                           or above

                           Level 2
                           -------
                           BBB/Baa2                         .0900%

                           Level 3
                           -------
                           Less than                        .1500%"
                           BBB/Baa2

                  (d) Section 5.02(c) of the Credit Agreement is amended in full to read as follows:

                           "Sales, Etc. of Assets. Sell, lease, transfer or
                  otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) as permitted by
                  Section 5.02(b), (ii) any such sale, lease, transfer or disposition that is made in the ordinary course of its business, (iii) any such sale, lease, transfer or disposition by a Subsidiary of the Borrower to the Borrower or to another wholly owned Subsidiary of the Borrower (whether by dissolution, liquidation or otherwise), (iv) any such sale, lease, transfer or disposition to the extent the net book value of any single asset sold, leased, transferred or disposed of from and after April 12, 1996 pursuant to this clause (iv) is less than $2,000,000, and the aggregate of all such assets sold, leased, transferred or disposed of from and after April 12, 1996 in any given calendar year pursuant to this clause (iv) is less than $10,000,000, (v) any such sale, lease, transfer or disposition to the extent the net book value of all assets sold, leased, transferred or disposed of from and after April 12, 1996 pursuant to this clause (v) does not exceed the greater of (x) $164,793,000 and (y) 10% of the Borrower's Consolidated Assets measured as of the last day of the most recent Fiscal Quarter of the Borrower ended on or prior to such date of determination and (vi) sales from time to time during the period from June 16, 1995 through and including April 11, 1997, of accounts receivables by the Borrower to its indirect wholly owned subsidiary Rayonier International Financial Services Limited ("RIFSL"), provided that (x) RIFSL is at all times during such period an indirect wholly-owned subsidiary of the Borrower and (y) with respect to each such sale (1) the aggregate fair market value of the accounts receivables sold by the Borrower to RIFSL in each such sale shall not exceed $50,000,000, (2) such sales are for cash and (3) such sales are on terms no less favorable to the Borrower than it would obtain in a comparable arms-length transaction."

                  (e) Schedule 5.02(a) of the Credit Agreement is hereby deleted and replaced in full with the Schedule attached hereto.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Section 1 hereof shall become effective when, and only when, the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

                  (a) Certified copies of all necessary corporate approvals and any necessary governmental approvals with respect to the matters contemplated by this Amendment.

                  (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

                  (c) A favorable opinion of John B. Canning, Corporate Secretary and Associate General Counsel of the Borrower, that this Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (d) A certificate signed by a duly authorized officer of the Borrower stating that:

                           (i) The representations and warranties contained in
                  Section 3 are correct on and as of the date of such certificate as though made on and as of such date; and

                           (ii) No event has occurred and is continuing that
                  constitutes a Default.

                  The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

                  SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that, in accordance with Section 2, on and as of the date this Amendment becomes effective:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended hereby.

                  (d) This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (e) No event has occurred and is continuing that constitutes a Default.

                  SECTION 4. Reference to and Effect on the Credit Agreement and the Notes.

                  (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this

Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        RAYONIER INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$9,333,334.50                           CITIBANK, N.A.
                                        as Administrative Agent and as Lender


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$9,333,334.50                           THE TORONTO-DOMINION BANK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

$8,333,333.00                           BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,333,333.00                           THE BANK OF NEW YORK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,333,333.00                           THE CHASE MANHATTAN BANK, N.A.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,333,333.00                           MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,333,333.00                           NATIONSBANK, N.A., formerly known as
                                         Nationsbank, N.A. (Carolinas)


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

$8,333,333.00                           THE SUMITOMO BANK, LIMITED
                                         NEW YORK BRANCH


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,333,333.00                           SUNTRUST BANK, ATLANTA, formerly known
                                         as Trust Company Bank


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$8,000,000.00                           SWISS BANK CORPORATION


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$5,000,000.00                           AUSTRALIA AND NEW ZEALAND BANKING GROUP
                                         LIMITED


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

$5,000,000.00                           FLEET NATIONAL BANK, formerly known as
                                        Fleet National Bank of Connecticut,
                                        successor by merger to Fleet Bank, N.A.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

$5,000,000.00                           UNITED STATES NATIONAL BANK OF OREGON


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


$100,000,000.00            Total of the Commitments